                        CONSENT OF INDEPENDENT AUDITORS

The Sponsor, Trustee and Unit Holders of Equity Focus Trusts--
Strategic Series 1999-D, 10/A+ Portfolio:

  We consent to the use of our report dated November 2, 1999, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                                    /s/ KPMG LLP

                                                        KPMG LLP

New York, New York
November 2, 1999